================================================================================



                            STOCK PURCHASE AGREEMENT

                                     between

        PRODIGY SERVICES CORPORATION, SUNSHINE INTERACTIVE NETWORK, INC.

                                       and

                      PARADIGM MUSIC ENTERTAINMENT COMPANY



                                      dated

                                 January 9, 1997




================================================================================

                                TABLE OF CONTENTS


SECTION 1           Authorization and Sale of the Shares; Closing...............................................  1
         1.1        Purchase and Sale of the Shares.............................................................  1

SECTION 2           Representations and Warranties of the Shareholders..........................................  2
         2.1        Organization, Good Standing and Qualification...............................................  2
         2.2        Authorization...............................................................................  2
         2.3        Validity; No Violation of Agreements, Etc...................................................  2
         2.4        Title to the Stock..........................................................................  3
         2.5        Organization and Standing; Certificate of Incorporation and By-Laws.........................  3
         2.6        Subsidiaries; Joint Ventures, Etc...........................................................  3
         2.7        Capitalization..............................................................................  3
         2.8        Conflicts...................................................................................  4
         2.9        Consents; Permits...........................................................................  4
         2.10       Compliance with Charter, By-Laws and Other Instruments......................................  5
         2.11       Compliance with Law.........................................................................  5
         2.12       Litigation and Bankruptcy...................................................................  5
         2.13       Material Contracts..........................................................................  6
         2.14       Title to Properties; Liens and Encumbrances.................................................  6
         2.15       Leases......................................................................................  7
         2.16       Trademarks and Other Intellectual Property..................................................  7
         2.17       Employee Benefit Plans......................................................................  8
         2.18       Employees...................................................................................  9
         2.19       Financial Statements........................................................................ 10
         2.20       Certain Events.............................................................................. 11
         2.21       Insurance................................................................................... 12
         2.22       Tax Matters................................................................................. 13
         2.23       Disclosure.................................................................................. 15
         2.24       Books and Records........................................................................... 15
         2.25       Transactions with Related Parties........................................................... 15
         2.26       Bank Accounts............................................................................... 15
         2.27       Acquisition for Investment.................................................................. 15
         2.28       Restricted Securities....................................................................... 16
         2.29       Investor Suitability........................................................................ 16
         2.30       Legends..................................................................................... 16

SECTION 3           Representations and Warranties of the Purchaser............................................. 17
         3.1        Organization and Standing; Certificate of Incorporation and By-Laws......................... 17
         3.2        Authorization............................................................................... 17
         3.3        Enforceability.............................................................................. 17
         3.4        Capitalization.............................................................................. 17
         3.5        No Conflicts................................................................................ 18
         3.6        Status of Shares............................................................................ 19
         3.7        Financial Statements........................................................................ 19
         3.8        Litigation and Bankruptcy................................................................... 20

                                        i


         3.9        Title to Properties; Liens and Encumbrances................................................. 20
         3.10       Disclosure.................................................................................. 20

SECTION 4           Closing Deliveries of Shareholders.......................................................... 21
         4.1        Officers' Certificate(s).................................................................... 21
         4.2        Resignations................................................................................ 21
         4.3        Opinion of Company's Counsel................................................................ 21
         4.4        Termination of Shareholders' Agreement...................................................... 21
         4.5        Release of Obligations...................................................................... 21

SECTION 5           Closing Deliveries of Purchaser............................................................. 22
         5.1        Officer's Certificate....................................................................... 22
         5.2        Opinion of Counsel.......................................................................... 22
         5.3        Warrant Agreements.......................................................................... 22
         5.4        Registration Rights Agreement............................................................... 22

SECTION 6           Covenants................................................................................... 23
         6.1        By Prodigy.................................................................................. 23
         6.2        By Purchaser................................................................................ 23
         6.3        By Purchaser and the Company................................................................ 23

SECTION 7           Indemnification............................................................................. 23
         7.1        Survival of Representations and Warranties.................................................. 23
         7.2        Shareholder Indemnification................................................................. 23
         7.3        Purchaser Indemnification................................................................... 25
         7.4        Indemnification Procedure................................................................... 25
         7.5        Purchaser's Non-Waiver...................................................................... 26
         7.6        Shareholders' Non-Waiver.................................................................... 26

SECTION 8           Miscellaneous............................................................................... 26
         8.1        Governing Law............................................................................... 26
         8.2        Successors and Assigns...................................................................... 26
         8.3        Entire Agreement; Amendment................................................................. 26
         8.4        Notices, Etc................................................................................ 26
         8.5        Brokers' and Finders' Fees.................................................................. 28
         8.6        Titles and Subtitles........................................................................ 28
         8.7        Counterparts................................................................................ 28
         8.8        Publicity................................................................................... 28
         8.9        Assurances.................................................................................. 28


                            STOCK PURCHASE AGREEMENT


         AGREEMENT dated this 9th day of January, 1997, by and among PARADIGM MUSIC ENTERTAINMENT COMPANY, a Delaware corporation (the "Purchaser"); and PRODIGY SERVICES CORPORATION, a Delaware corporation ("Prodigy"), and SUNSHINE INTERACTIVE NETWORK, INC., a Delaware corporation ("Sunshine" and together with Prodigy, the "Shareholders").


                                R E C I T A L S:

         Sunshine is the owner of 49 shares of the common stock, no par value (the "Common Stock"), of SonicNet, Inc., a Delaware corporation (the "Company"), and Prodigy is the owner of 56 shares of the preferred stock, no par value (the "Preferred Stock"), of the Company.

         The 49 shares of Common Stock and 56 shares of Preferred Stock owned by the Shareholders (collectively, the "Shares") constitute all of the Company's issued and outstanding capital stock.

         The Purchaser desires to acquire and the Shareholders desire to sell all, but not less than all, of the issued and outstanding capital stock of the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions herein contained, the parties hereto agree as follows:


                                    SECTION 1

                  Authorization and Sale of the Shares; Closing

         1.1 Purchase and Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Shareholders hereby sell to the Purchaser, and the Purchaser hereby purchases from the Shareholders, all right and title to and interest of the Shareholders in the Shares. Simultaneously with herewith the Shareholders are delivering to Purchaser certificates representing the Shares with stock powers duly executed in favor of Purchaser.

         The consideration for the Shares, which is being paid simultaneously herewith, consists of $100,000 being paid by bank check or wire transfer, 200,000 shares of the Class A common stock of Purchaser, par value $.01 per share (the "Paradigm Stock") and warrants in the form set forth in Exhibit 1.1 hereto, to purchase 100,000 shares of the Class A common stock of Purchaser (the "Paradigm Warrants"). Certificates representing the Paradigm Stock and Warrant Agreements with respect to the Paradigm Warrants, registered in the names of the Shareholders in such amounts as have been directed by the Shareholders, are being delivered to the Shareholders simultaneously herewith.

                                    SECTION 2

               Representations and Warranties of the Shareholders

         The Shareholders represent and warrant to the Purchaser jointly and severally, as to all matters other than those contained jointly in Sections 2.1, 2.2, 2.3, 2.4, 2.27, 2.28, 2.29 and 2.30 as to which the Shareholders severally represent and warrant, as follows:

         2.1 Organization, Good Standing and Qualification. Each Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was incorporated and is in good standing in each jurisdiction in which the character of its properties or the nature of its business require each such qualification. Each Shareholder has the requisite power and authority to own and use its properties, to carry on its business as presently conducted, and to enter into and perform this Agreement.

         2.2 Authorization. The execution and delivery of this Agreement by each Shareholder and the consummation by each Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

         2.3 Validity; No Violation of Agreements, Etc. This Agreement constitutes the valid and binding agreement of each Shareholder and is enforceable against it in accordance with its terms. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, (a) violates or will violate, or conflicts or will conflict with, or constitutes or will constitute a default (with or without notice, the passage of time, or both) under, the certificate of incorporation or by laws of each Shareholder or any material contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which either Shareholder is a party or by which it is bound, or (b) violates or will violate any existing statute or law, rule or regulation or order of any court or governmental authority, or (c) will cause, or give any person grounds to cause (with or without notice, the passage of time, or both), the maturity of any liability or obligation of either Shareholder to be accelerated, or will increase any such liability or obligation. No consent, declaration or filing with, or approval by any governmental authority is required, in connection with the execution, delivery and performance by either Shareholder of this Agreement or the consummation by either Shareholder of the transactions contemplated hereby.

         2.4 Title to the Stock. Each Shareholder has good, valid and marketable title to the Shares set forth opposite his name on Schedule 2.4 annexed hereto, all of which have been fully paid for and are non-assessable, and are free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of Federal and State Securities laws).

         2.5 Organization and Standing; Certificate of Incorporation and By-Laws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would have no material adverse impact upon the business, operations, financial condition or prospects of the Company. The Company has the requisite corporate power to own the properties owned by it and to conduct business as now being conducted by it and as proposed to be conducted by it. The Company has furnished the Purchaser with true, correct and complete copies of its Certificate of Incorporation, as amended to date (as amended, the "Charter"), and By-Laws, as amended to date (as amended, the "ByLaws") and no actions have been taken to amend, modify or repeal the forms of the Charter and By-Laws delivered to the Purchaser.

         2.6 Subsidiaries; Joint Ventures, Etc. The Company has no subsidiaries and does not control, directly or indirectly, or have an interest in, any corporation, association, partnership, joint venture or other business entity.

         2.7 Capitalization.

         (a) The Company's authorized capital stock consists of 1000 shares, of which:

              (A) 700 shares are Common Stock, of which 49 shares are duly issued and outstanding, fully-paid and non-assessable; and

              (B) 300 shares are Preferred Stock, having the rights, preferences and designations set forth in the Charter, of which 56 shares are duly issued and outstanding, fully paid and non-assessable.

         (b) There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding on the Company for the purchase or acquisition of any shares of its capital stock.

         (c) All shares of capital stock and other securities of the Company issued prior to the date hereof have been issued in transactions exempt from compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities or "blue sky" laws. The Company has not violated, nor is it in violation of, the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities.

         2.8 Conflicts.

         The execution, delivery and performance by the Shareholders of this Agreement and their compliance herewith, and the sale and delivery of the Shares do not result in any violation of, and do not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Charter or By-Laws of the Company. The execution, delivery and performance by the Shareholders of this Agreement, and their compliance herewith, and the sale and delivery of the Shares do not result in any violation of and do not conflict with, or result in a breach of any of the terms of, or constitute a default under, any mortgage, indenture, lease, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it or any of its assets is bound or the provision of any state or Federal law to which the Company is subject, or result in the creation of any lien upon any of the properties or assets of the Company pursuant to any such term, or result in the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company's operations or any of its assets or properties.

         2.9 Consents; Permits.

         (a) Except as set forth on Schedule 2.9, no consent, approval, qualification, order or authorization of, or filing with, any Governmental Body (as defined in Section 2.22) or non-governmental Person, including, without limitation, the Secretary of State of Delaware, is required in connection with the execution, delivery or performance of this Agreement, the offer and sale of the Shares by the Shareholders, or the consummation of any other transaction contemplated on the part of the Shareholders or the Company hereby. As used herein, "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization or other entity or Governmental Body.

         (b) The Company has all governmental registrations, certificates, consents, qualifications, accreditations, licenses, permits, authorizations and approvals (collectively, "Approvals") necessary to own and operate the Company's business and operations. All Approvals are valid and in full force and effect and the Company has not received any notice that any governmental entity intends to cancel, terminate or not renew any such Approvals. The Company is not in default under any such approvals and no event has occurred and no condition exists which, with the giving of notice the passage of time, or both, would constitute a default thereunder.

         2.10 Compliance with Charter, By-Laws and Other Instruments. The Company is not in violation of any term of its Charter or By-Laws. The Company is not in violation of any term of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it is bound or to which its properties or assets are subject, except for such violations which, in the aggregate, will not, or are not reasonably likely to, materially adversely affect the financial condition, operations, assets or business of the Company.

         2.11 Compliance with Law. The Company is in compliance in all material respects with all judgments, decrees, orders, rules and regulations, and all state, local and federal laws, and other restrictions to which it is a party or by which it is bound (other than minor violations which are not likely to lead to criminal charges or to civil penalties exceeding $5,000 in the aggregate).

         2.12 Litigation and Bankruptcy.

         (a) Except as set forth on Schedule 2.12, there are no actions, suits, proceedings, investigations or claims pending or, to the Company's knowledge, threatened against or involving the Company or its assets.

         (b) The Company has not admitted in writing its inability to pay its debts generally as they become due, nor has it filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, nor has it made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property or assets, or had a petition in bankruptcy filed against it, been adjudicated bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law or statute of the United States of America or any other jurisdiction.

         2.13 Material Contracts. Except as set forth on Schedule 2.13, the Company has no currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) (i) to undertake capital expenditures, or to acquire any property or assets other than in the ordinary course of business consistent with past practice, in an aggregate amount exceeding Ten Thousand Dollars ($10,000); (ii) providing for or evidencing indebtedness (other than trade payables and accrued liabilities constituting current liabilities); (iii) having a remaining term of more than six months and providing for payments to or by the Company in excess of Ten Thousand Dollars ($10,000) individually or (if such contracts are of a similar nature or with the same party) in the aggregate; (iv) to loan money or extend credit (other than trade credit in the ordinary course of business consistent with past practice) to or guarantee the obligations of any other Person (other than guarantees by way of endorsement of negotiable instruments in the ordinary course of business consistent with past practice); (v) which involves any joint venture, partnership or other arrangement involving sharing of profits with any Person;
(vi) which would restrict the Company from carrying on business anywhere in the world; (vii) providing for employment or consulting arrangements; (viii) providing for mortgages or security interests (other than a vendor's security interest in goods delivered and not paid for); (ix) providing for brokerage or finder's fees; (x) providing for any purchase of assets, shares of capital stock or other equity interests, or other acquisition or divestiture, in connection with the purchase or sale of a business or any substantial part of a business;
(xi) with any employee or officer of the Company other than in connection with his or her employment; or (xii) described in Section 2.16 relating to Intellectual Property (each, a "Material Contract"). The Company has complied with all material provisions of all said Material Contracts and there does not exist any event of default either by the Company or, to the Company's knowledge, the other party to the agreement under any such agreement or any event which, after notice or lapse of time or both, would constitute an event of default under any such Material Contract.

         2.14 Title to Properties; Liens and Encumbrances. Except as set forth on Schedule 2.14, the Company has good and marketable title to all of the properties and assets, both real and personal, tangible and intangible, which it purports to own, including, without limitation, all assets reflected on the Unaudited Statements (as defined in Section 2.19), and such properties and assets are not subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge. The Company is not in default or in breach of any provision of its leases or licenses and the Company holds valid leasehold or licensed interests in the property which it leases or which is licensed to it. No other party to any lease or license to which the Company is a party is in default under or breach of any such lease or license.

         The Company has never owned any real property or any interest in real property. The personal property, including without limitation machinery, equipment and other fixed assets, owned or leased by the Company is in a condition sufficient to conduct the business of the Company in all material respects in the same manner as it is conducted on or has been conducted for the three months preceding the date of this Agreement, and all of such property is generally in good repair and operating condition (subject to normal wear and tear). The Company is not in material violation of any applicable building, zoning or other law in respect of its buildings, plants or structures or their operation.

         2.15 Leases. Schedule 2.15 attached hereto contains a true, correct and complete list of all leases under which the Company is a lessee or sublessee of real property, equipment, vehicles or any other item, other than leases or licenses for routine office equipment which, in the aggregate, require payments of $10,000 or less per year. The Company holds valid leasehold or licensed interests in the properties which it leases or which are licensed to it, and enjoys peaceful and undisturbed possession under all such leases. All such leases are valid and enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles), are in full force and effect, without any default by the Company, to the Company's knowledge, by any landlord under any such lease, or any condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such a default unless such default can be remedied or cured by the payment of less than $5,000 and the Company has made reserves therefor as reflected in the financial statements delivered to the Purchaser.

         2.16 Trademarks and Other Intellectual Property.

         (a) Schedule 2.16 attached hereto sets forth a true, complete and accurate list of all trademarks and trademark applications (collectively, "Trademarks") now owned, licensed or controlled by the Company, and attached to
Schedule 2.16 are true and correct copies of all Trademarks registered by the Company or any Subsidiary with the United States Patent and Trademark Office. No Trademarks have been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the registered Trademarks. To the knowledge of the Shareholders and the Company, each of the issued Trademarks is valid and enforceable. The Company is the sole and exclusive owner of the entire right and title to and interest in each of the trademark registrations, free and clear of any Liens. The Company has not received any communication(s), or otherwise received any information, asserting a claim by any person to the ownership of or right to use said Trademarks and the Company does not know of any basis for any such claim.

         The Company does not own, license or control any other United States or foreign patents, patent applications, service marks, trade names, copyrights or registrations thereof or applications for such registrations.

         (b) The conduct by the Company of its business does not (a) infringe upon or violate the registered trademarks, registered service marks, registered copyrights or other Intellectual Property, registered with the U. S. Patent and Trademark Office or the U. S. Copyright Office, of any Person or (b) involve the misappropriation or other improper use of the trade secrets or other intellectual or industrial property rights of any other Person. The Company owns or has the right to use all of the Intellectual Property necessary for the conduct and operation of the business of the Company as now being conducted free from any Liens other than those which arise in the ordinary course of business and do not materially impair the Company's use of such Intellectual Property. No claim or demand of any Person has been made, nor is there any proceeding that is pending or to the best knowledge of the Company threatened, which (in any such case) (i) challenges the rights of the Company in respect of any Intellectual Property or (ii) asserts that the Company is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property. As used herein, the term "Intellectual Property" means any and all software and any and all United States and foreign: (i) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof and (ii) copyrights and registrations thereof.

         (c) The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property being used by the Company with respect to its use thereof or in connection with the conduct of its business or otherwise.

         (d) Except as set forth on Schedule 2.16, no Intellectual Property has been licensed by the Company to any other Person.

         2.17 Employee Benefit Plans. Except as set forth in Schedule 2.17, the Company has not maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any "Employee Pension Benefit Plan" (as defined in Section 3(2) of the Employment Retirement Security Act of 1974, as amended ("ERISA")), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA, "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Company's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "Employee Benefit Plans"), whether or not written, which could give rise to or result in the Company having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans previously have been furnished to the Purchaser. The Employee Benefit Plans are in compliance in all material respects with governing documents and agreements and with applicable laws. There has not been any act or omission by the Company or any Plan Affiliate of the Company under ERISA or the terms of the Employee Benefit Plans, or any other applicable law or agreement which could give rise to any liability of the Company, whether under ERISA, the Code or other laws or agreements. With respect to the Employee Benefit Plans set forth on Schedule 2.17, the Company has accrued or reserved for all obligations to fund such Employee Benefit Plans, if any. The term "Plan Affiliate" shall mean any other person or entity together with which the Company constitutes all or part of a controlled group, or which would be so treated with the Company, under Section 414 of the Code and any regulations, administrative rulings and case law interpreting the foregoing.

         2.18 Employees.

         (a) Schedule 2.18 attached hereto contains a true, complete and correct list of the Company's employees as of the date hereof, and the respective offices and titles thereof.

         (b) Except as set forth on Schedule 2.18, the Company is not a party to any collective bargaining or similar labor agreements.

         (c) Set forth on Schedule 2.18 is a list by name and date of agreement of those employees of the Company who have employment agreements, other than those employees who are "employees at will." Schedule 2.18 contains a list of the base salary and bonus arrangement of each employee.

         (d) The Company is in compliance in all material respects with all applicable laws, rules and regulations of governmental agencies or authorities relating to the employment of labor in connection with the operation of its business, including, without limitation, ERISA and the regulations and published interpretations thereunder, the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, relating to employees and former employees ("COBRA"), and those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity, race, sex and age discrimination or harassment, and the payment and withholding of taxes, including income and social security taxes. There are no administrative charges nor court complaints pending or, to its knowledge, threatened against the Company or any Subsidiary before the U.S. Equal Employment Opportunity Commission concerning alleged employment discrimination or any other matters relating to employment of labor nor any basis therefor. The Company has not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified or sought to be certified as representing any of its employees. The Company has not experienced any strikes, work stoppages, significant grievance proceedings or filings of claims of unfair labor practices.

         (e) No employee or consultant of the Company is, or is now believed to be, in violation of any term of any employment contract, disclosure agreement, non-competition agreement, proprietary information and inventions assignment, or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer or other person or entity relating to the right of any such employee or consultant to be employed by the Company. The employment by the Company of the Company's employees or the retainer by the Company of the Company's consultants does not subject the Company or the Purchaser to any liability to a third party. The Company does not have any collective bargaining agreement covering any of its employees.

         2.19 Financial Statements.

                  (a) The Shareholders provided Purchaser with an unaudited balance sheet of the Company as at December 31, 1996 (the "Balance Sheet Date") and the related statement of income for the year then ended (the "Unaudited Statements").

                  (b) The Unaudited Statements are reconcilable to the books and records of the Company in all material respects, and present fairly the financial position of the Company as of the date and the results of operations for the period, indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practice. The Unaudited Statements were prepared from the books and records of the Company and such books and records accurately reflect all transactions to which the Company was and is a party.

                  (c) Except as reflected in the Unaudited Statements, and/or in the Schedules to this Agreement, there were, as at the Balance Sheet Date, no material liabilities or obligations of the Company of a type that would be required under generally accepted accounting principles to be reflected in a balance sheet or notes thereto.

                  (d) Except as set forth on Schedule 2.19, the Company has no liabilities or obligations, other than those reflected on the Unaudited Statements or incurred since the Balance Sheet Date in the ordinary course of business. There are no asserted claims for indemnification by any person or entity against the Company under any law or agreement or pursuant to the Charter or By-laws, and the Company is not aware of any facts or circumstances that might reasonably give rise to the assertion of such a claim against the Company.

                  (e) The accounts receivable of the Company reflected in the Unaudited Statements arose from bona fide transactions in the ordinary course of business. Except as set forth on Schedule 2.19, the Company has not received notice of any counterclaims or setoffs against such accounts receivable for which allowances have not been established. The Unaudited Statements reflect adequate allowances for uncollectible receivables. Notwithstanding the foregoing, the Shareholders make no representation as to the actual collectibility, either individually or in the aggregate, of the accounts receivable of the Company.

                  (f) Since December 31, 1996, there has been no material adverse change in the business, operations or financial condition of the Company.

         2.20 Certain Events. Except as set forth on Schedule 2.20, since June 30, 1996, the Company has not:

         (a) issued any stock, bond or other corporate security (including without limitation securities convertible into or rights to acquire capital stock of the Company or any Subsidiary) other than as provided herein;

         (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred, liabilities under contracts entered into, borrowings under its credit facilities, liabilities for customer advances and liabilities in respect of letters of credit, all of which are in the ordinary course of business;

         (c) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Schedule 2.20 and current liabilities incurred in the ordinary course of business;

         (d) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities;

         (e) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable;

         (f) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim;

         (g) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset other than in the ordinary course of business;

         (h) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business;

         (i) suffered any material adverse change in its relations with, or any loss or threatened loss of, any of its suppliers or customers;

         (j) made any change in the employment arrangements or benefits for its executive officers;

         (k) made any material change in the manner of its business or operations;

         (l) made any material change in any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

         (m) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or

         (n) entered into any commitment (contingent or otherwise) to do any of the foregoing except as contemplated hereby.

         2.21 Insurance. Schedule 2.21 is a true, correct and complete list and description, including policy numbers, of all insurance maintained by the Company and complete and correct copies thereof have been delivered to the Purchaser. The Company is not in default with respect to its obligations under any insurance policy maintained by it.

         2.22 Tax Matters. (a) Schedule 2.22 is a true, correct and complete list of all of the taxing authorities with which the Company is required to file any tax returns, estimates or returns in connection with the conduct of its business. The Company has timely filed all federal, state and local tax returns, estimates and reports with respect to the business of the Company required to be filed by it as of the date hereof and has paid in full all taxes shown to be due by such returns, estimates or reports. As of the time of filing, all such returns, estimates and reports were true, correct and complete, and correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and any other information required to be shown therein.

                  (b) None of the United States federal, foreign, state and local Tax Returns that have been filed by the Company since its formation have been audited by any Governmental Body, nor have any adjustments to Tax Returns filed by or on behalf of the Company been proposed by any representative of any Governmental Body. The Company has not given nor been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes for which the Company may be liable. There are no other agreements between the Company and any Governmental Body relating to Taxes.

                  (c) The Company has paid, accrued for payment on its books and records or made provision for the payment of, all Taxes that have or may become due for all periods ending on or before the date hereof attributable to the income, business, assets, operations, activities and status of the Company on or before the date hereof, including, without limitation, all Taxes reflected on the Tax Returns referred to in Section 2.22(a), or in any assessment, proposed assessment, or notice, either formal or informal, received by the Shareholders or the Company except such Taxes, if any, that are being contested in good faith and as to which adequate accruals have been provided. The charges and accruals with respect to Taxes on the books of the Company are adequate and are at least equal to the Company's liabilities for Taxes for all periods ending on or before the date hereof. All Taxes that the Company is, or was, required by law to withhold or collect for all periods ending on or before the date hereof have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Body. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company. (For purposes of this Section 2.22(c), the date of this Agreement shall be treated as the last day of a taxable period in fact ends on such date).

                  (d) There is no existing tax sharing agreement that may or will require that any payment be made by or to the Company on or after the date hereof.

                  (e) Schedule 2.22 contains a true and correct schedule of the tax basis of all assets of the Company with an individual value in excess of $5,000 and a true and correct schedule of all tax credit and tax loss carry forwards of the Company with respect to federal, state, local or foreign Taxes.

                  (f) No Shareholder is a foreign person within the meaning of
Section 1445 of the Code.

                  (g) None of Shareholders nor the Company has in effect any tax elections for federal income tax purposes under Sections 108, 168, 338, 341(f), 441, 471, 1017, 1033 or 4977 of the Code.

                  (h) During the previous two (2) years the Company has not engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code.

                  (i) The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                  (j) The Company has no liability, actual or contingent, for Taxes of any predecessor entity, including without limitation Sonic Net L.P. or SonicNet LLC.

Definitions used in this Section:

                  "Code" -- The Internal Revenue Code of 1986, as amended.

                  "Governmental Body" -- Any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

                  "Taxes" -- (a) Any federal, state, local, foreign and other income, alternative or add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, value added, sales, use, excise (including the golden parachute excise tax imposed by Section 4999 of the Code and the green mail excise tax imposed by
Section 5881 of the Code), customs duties, transfer, conveyance, registration, stamp, documentation, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, firearm, ammunition, license, occupation, employment, unemployment insurance, social security, disability, workers' compensation, payroll, withholding, estimated or any other tax, duty, governmental fee or other like assessment or charge of any kind whatsoever (including all interest and penalties thereon and additions thereto whether disputed or not) imposed by any Governmental Body and (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above.

                  "Tax Returns" -- Any returns, reports, declarations, forms, claims for refund or information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2.23 Disclosure. Neither this Agreement nor any other document, certificate, schedule, financial, business or other statement furnished to the Purchaser by or on behalf of the Shareholders in connection with the transactions contemplated hereby or referred to herein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in light of the circum stances under which they were made.

         2.24 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of stockholders, Board of Directors and committees thereof. The stock ledgers of the Company are complete and reflect all issuances, transfers of which it is aware, repurchases and cancellations of shares of capital stock of the Company.

         2.25 Transactions with Related Parties. Except as disclosed on Schedule 2.25, no officer or shareholder of the Company nor any of their respective affiliates is presently a party to any transaction with the Company including, without limitation, any contract, agreement or arrangement (i) providing for the furnishing of services, (ii) providing for rental of real or personal property, or (iii) otherwise requiring payments to any Person in which such person has an interest. There are no loans outstanding to or from any such officer or Shareholder from or to the Company.

         2.26 Bank Accounts. Schedule 2.26 hereto sets forth a true, correct and complete list of the names and addresses of all banks and other financial institutions in which the Company maintains an account, deposit or safe-deposit box, together with the names of all Persons authorized to draw on these accounts or deposits or to have access to these boxes.

         2.27 Acquisition for Investment. The Paradigm Stock and Paradigm Warrants to be received by each Shareholder pursuant to the terms hereof will be acquired for investment for such Shareholder's own account, without any view to the unregistered public distribution or resale thereof, all without prejudice, however, to the right of each Shareholder at any time lawfully to sell or otherwise to dispose of all or any part of the Paradigm Stock and Paradigm Warrants pursuant to registration or any exemption therefrom under the Securities Act and applicable state securities laws.

         2.28 Restricted Securities. Each Shareholder understands that the Paradigm Stock and Paradigm Warrants to be received by it pursuant to the terms hereof and characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

         2.29 Investor Suitability. Each Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Each Shareholder has the capacity to evaluate the merits and high risks of an investment in the Paradigm Stock and Paradigm Warrants and is able to bear the economic risk of this investment. Each Shareholder understands that an investment in Paradigm Stock and Paradigm Warrants is highly speculative and involves a high degree of risk. Each Shareholder has been provided access to all information requested by it in order to evaluate the merits and risks of an investment in the Paradigm Stock and Paradigm Warrants.

         2.30 Legends. Each Shareholder acknowledges that the certificates evidencing the Paradigm Stock, Paradigm Warrants and securities issued upon exercise of the Paradigm Warrants may bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

The foregoing legend shall be removed by Purchaser from any certificate at such time as the holder of the Paradigm Stock, Paradigm Warrant or other security represented by the certificate delivers an opinion of counsel reasonably satisfactory to Purchaser to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such Paradigm Stock, Paradigm Warrant or other security satisfies the requirements of Rule 144(k) under the Securities Act (provided that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Agreement), and provided further that Purchaser has received from the holder a written representation that such holder satisfies the requirements of Rule 144(k) as then in effect with respect to such Paradigm Stock, Paradigm Warrant or other security.


                                    SECTION 3

                 Representations and Warranties of the Purchaser

         The Purchaser represents and warrants to the Shareholders as follows:

         3.1 Organization and Standing; Certificate of Incorporation and By-Laws. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would have no material adverse impact upon the business, operations or prospects of the Purchaser. The Purchaser has the requisite corporate power to own the properties owned by it and to conduct business as now being conducted by it and as proposed to be conducted by it. The Purchaser has furnished the Shareholders with true, correct and complete copies of its Certificate of Incorporation, as amended to date (as amended, the "Charter"), and By-Laws, as amended to date (as amended, the "By-Laws") and no actions have been taken to amend, modify or repeal the forms of the Charter and By-Laws delivered to the Shareholders.

         3.2 Authorization. The Purchaser has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. The Purchaser has taken all action necessary for the authorization, execution, delivery and performance by it of this Agreement.

         3.3 Enforceability. This Agreement is the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.

         3.4 Capitalization. (a) The Purchaser has the authority to issue 40,000,000 shares of capital stock, consisting of (i) 31,999,900 shares of Class A Common Stock, par value $0.01 per share, (ii) 1,000,1000 shares of Class B Common Stock, par value $0.01 per share, (iii) 2,000,000 shares of Class E Common Stock, par value $0.01 per share, and (iv) 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which 1,342,036 shares of Class of Class A Common Stock, 1,000,005 shares of Class B Common Stock, 1,216,047 shares of Class E Common Stock and no shares of Preferred Stock are outstanding. An aggregate of 666,670 shares of Class A Common Stock and Class B Common Stock have been placed in escrow and are subject to cancellation if the Purchaser does not attain certain earnings levels or the

Purchaser is sold below certain per share prices. In addition, the Purchaser has reserved for issuance (i) 300,000 shares of Class A Common Stock upon exercise of stock options which may be granted to employees, directors and consultants of the Purchaser under the Purchaser's 1996 Stock Option Plan, (ii) 333,333 shares of Class A Common Stock to certain directors, consultants and employees of the Purchaser, of which 100,000 shares will be placed in escrow upon issuance, and
(iii) 500,004 shares of Class A Common Stock issuable upon exercise of warrants. The shares of Class A Common Stock, Class B Common Stock and Class E Common Stock are substantially identical, except that holders of Class A Common Stock and Class E Common Stock have the right to cast one vote, and the holders of Class B Common Stock have the right to cast five votes, on all matters submitted to a vote of the holders of Common Stock. Each share of Class B Common Stock is convertible into one share of Class A Common Stock (i) at the option of the holder or (ii) automatically upon the sale or any other transfer thereof except to a person who immediately prior to such sale or transfer is a holder of Class B Common Stock. In addition, the outstanding shares of Class E Common Stock are subject to redemption under certain circumstances.

                  (b) After giving effect to the presently-contemplated initial public offering of Purchaser's securities (the "Paradigm IPO"), an additional 12,000,000 shares of Class A Common Stock will be issued and outstanding or issuable on the exercise of outstanding options and warrants (assuming the sale of 3,000,000 units in the Paradigm IPO, consisting in the aggregate of 3,000,000 shares of Class A Common Stock and warrants to purchase 9,000,000 shares of Class A Common Stock, but excluding the unit purchase option to be granted to the underwriter in connection with the Paradigm IPO). There are as of the date of this Agreement no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Purchaser, whether directly or upon the exercise or conversion of other securities.

         3.5 No Conflicts. Neither the execution and delivery of this Agreement or any of the other agreements or documents necessary to effect the provisions of this Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by Purchaser with any of the provisions hereof or thereof, do or will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time both constitute) a default under,
(i) Purchaser's Certificate of Incorporation or By-Laws or (ii) any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Purchaser is a party or by which Purchaser (or any of the properties, assets or business of Purchaser) is subject or bound; (b) result in the creation of, or give any party the right to create, any lien upon the properties or assets of Purchaser; (c) result in any suspension, revocation, impairment, forfeiture or non-renewal of any approval applicable to Purchaser; or (d) require Purchaser to obtain any authorization, consent, approval or waiver from, or to make any filing with, any governmental entity or to obtain the approval or consent of any other person other than if required, qualifications or filings under the Securities Act, and the applicable securities laws of other states, which qualifications or filings, if required, will be obtained on behalf of the Shareholders and will be effective within the period required by law.

         3.6 Status of Shares. The Paradigm Stock, when sold and issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any mortgage, pledge, lien, security interest, encumbrance or charge of any kind whatsoever.

         3.7 Financial Statements.

         (a) The Purchaser provided the Shareholders with the audited balance sheet of the Purchaser as at December 31, 1995, and the related statement of income and cash flows for the year then ended (the "Audited Statements"). The Purchaser also provided the Shareholder with the unaudited balance sheet of the Purchaser as at September 30, 1996 (the "Balance Sheet Date") and the related statements for the nine months then ended (the "Unaudited Statements").

         (b) The Audited Statements present fairly the financial position of the Purchaser in conformity with generally accepted accounting principles applied on a consistent basis as at the date thereof. The Audited Statements and Unaudited Statements reflect only assets and liabilities and results of operations and transactions of the Purchaser, and do not include any assets, liabilities or transactions of any corporation or entity except the Purchaser. The Unaudited Financial Statements were prepared from the books and records of the Purchaser and such books and records accurately reflect, on a basis consistent with the Audited Statements, all transactions to which the Purchaser was and is a party. There are no asserted claims for indemnification by any person or entity against the Purchaser under any law or agreement or pursuant to the Charter or By-laws, and the Purchaser is not aware of any facts or circumstances that might reasonably give rise to the assertion of such a claim against the Purchaser.

         3.8 Litigation and Bankruptcy.

         (a) Except as set forth on Schedule 3.8, there are no actions, suits, proceedings, investigations or claims pending or, to the Purchaser's knowledge, threatened against or involving the Purchaser.

         (b) The Purchaser has not admitted in writing its inability to pay its debts generally as they become due, nor has it filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, nor has it made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property or assets, or had a petition in bankruptcy filed against it, been adjudicated bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law or statute of the United States of America or any other jurisdiction.

         3.9 Title to Properties; Liens and Encumbrances. Except as set forth on
Schedule 3.9, the Purchaser has good and marketable title to all of its material properties and assets, both real and personal, tangible and intangible, which it purports to own, and such properties and assets are not subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge which would materially adversely affect the proposed use thereof by Purchaser. The Purchaser is not in material default or in breach of any provision of its material leases or licenses and the Purchaser holds valid leasehold or licensed interests in the property which it leases or which is licensed to it. To the best knowledge of Purchaser, no other party to any material lease or license to which the Purchaser is a party is in material default under or breach of any such lease or license.

         3.10 Disclosure. Neither this Agreement nor any certificate or schedule furnished to the Shareholders by or on behalf of the Purchaser in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading or incomplete in light of the circumstances under which they were made.


                                    SECTION 4

                       Closing Deliveries of Shareholders

         In addition to certificates representing their respective shares of capital stock of the Company, simultaneously herewith the Shareholders are delivering to Purchaser:

         4.1 Officers' Certificate(s). A certificate of their respective secretaries in form and substance reasonably satisfactory to the Purchaser, certifying as to their respective Charters and By-laws; the incumbency of the officers executing this Agreement on their behalf, and the adoption and effectiveness of resolutions authorizing the execution, delivery and performance of this Agreement; and certifying as to such other matters as the Purchaser may reasonably request.

         4.2 Resignations. Resignations from their respective positions as officers and directors of the Company of such individuals as the Purchaser shall designate.

         4.3 Opinion of Company's Counsel. An opinion addressed to the Purchaser, to the effect that the Company is duly organized and validly existing; that all corporate action on the part of the Company necessary or appropriate in connection with the transaction contemplated hereby has been taken and that the Shares, have been duly authorized, validly issued and are non-assessable.

         4.4 Termination of Shareholders' Agreement. An agreement terminating the Shareholders' Agreement made as of the first day of December 1995 among the Shareholders and the Company and waiving any rights that may arise thereunder as a result of the execution, delivery or performance of this Agreement.

         4.5 Release of Obligations. An agreement whereby Prodigy releases the Company from all obligations to Prodigy arising prior to December 31, 1996, including all obligations under the Sub-Sublease Agreement dated as of April 15, 1996, as amended provided that such agreement shall not terminate the Publisher Area Agreement dated December 1, 1995, between Prodigy or any obligation arising under the Sub-Sublease after December 31, 1996, and the Company or release the Company from any obligations arising thereunder and provided further that in consideration of such release the Company shall deliver to Prodigy an agreement releasing Prodigy from all obligations under the Conveyance and Contribution Agreement dated December 1, 1995 and the Subscription Agreement dated December 1, 1995, whereby Prodigy subscribed to purchase 56 shares of the Preferred Stock of the Company, as amended by the letter agreement dated ___________, 1996.


                                    SECTION 5

                         Closing Deliveries of Purchaser

         In addition to certificates representing the Paradigm Stock and a certified check or wire transfer for the cash portion of the Purchase Price, simultaneously herewith the Purchaser is delivering to the Shareholders:

         5.1 Officer's Certificate. A certificate of its secretary, in form and substance reasonably satisfactory to the Shareholders certifying as to its Charter and By-laws, the incumbency of the officers executing this Agreement on its behalf, and the adoption and effectiveness of resolutions authorizing the execution, delivery and performance of this Agreement and certifying as to such other matters as either Shareholder may reasonably require.

         5.2 Opinion of Counsel. An opinion addressed to each of the Shareholders to the effect that Purchaser is duly organized and validly existing; that all corporate action on the part of Purchaser necessary or appropriate in connection with the transactions contemplated hereby has been taken and that the Paradigm Stock, when issued in accordance with the terms hereof, shall have been duly authorized and validly issued and are non-assessable.

         5.3 Warrant Agreements. A Warrant Agreement in the form of Exhibit 1.1 together with Warrant Certificates evidencing the Paradigm Warrants.

         5.4 Registration Rights Agreement. A Registration Rights Agreement providing each of the Shareholders with certain "piggy-back" registration rights with respect to their Paradigm Stock and Paradigm Warrants.

                                    SECTION 6

                                    Covenants

         6.1 By Prodigy and Sunshine. (a) Prodigy hereby covenants and agrees that prior to July 31, 1997, it shall not recruit or solicit any person who currently is or prior to such date becomes an employee of the Company or its affiliates; provided that the foregoing shall not prohibit Prodigy from employing in a non-managerial position any such employee who seeks employment with Prodigy to fill a vacancy arising in the normal course of business.

                  (b) Prodigy and Sunshine hereby represent and warrant that all consents, if any, necessary in connection with the execution and delivery of the Sub-Sublease, and any which may be required by the Sub-Sublease or any overlease in connection herewith have been obtained, and if any such consents have not been obtained, Prodigy and Sunshine shall, jointly and severally, indemnify the Company and hold it harmless from any damage, cost or expense resulting from the failure to obtain the same.

         6.2 By Purchaser. Purchaser hereby covenants and agrees to invest in the Company during the next twelve months such amounts, up to $2 million, as shall be necessary to enable the Company to continue to operate in the ordinary course; provided, however, nothing contained herein shall be construed to prevent Purchaser from modifying the strategic focus and business priorities of the Company.

         6.3 By Purchaser and the Company. The Company and the Purchaser hereby covenant and agree that prior to July 31, 1997, they shall not recruit or solicit any person, other than David Friedensohn, who currently is or prior to such date becomes an employee of Prodigy or its affiliates; provided that the foregoing shall not prevent either of them from employing in a non-managerial position any such employee who seeks employment with either of them to fill a vacancy arising in the normal course of business.


                                    SECTION 7

                                 Indemnification

         7.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements made herein shall survive until December 31, 1997, except that the representation and warranty contained in Section 2.19 shall survive only until June 30, 1997.

         7.2 Shareholder Indemnification. The Shareholders, jointly and severally, shall indemnify, defend and hold the Purchaser harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from
(i) the untruth, inaccuracy or breach of any of the representations or warranties of the Shareholders herein or (ii) a breach of one or more of the covenants and or agreements of the Shareholders set forth in this Agreement (any such event being hereinafter referred to collectively as an "Event of Shareholder Non-Compliance"); provided that neither Shareholder shall be required to indemnify, defend or hold the Purchaser harmless from any loss, damage or expenses arising out of the untruth of the representations and warranties of the other Shareholder in Section 2.1, 2.2, 2.3, 2.4, 2.27, 2.28,
2.29 and 2.30. Upon the occurrence of an Event of Shareholder Non-Compliance, the Purchaser may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Damages recoverable by the Purchaser hereunder are not limited to matters asserted by third parties against the Company or the Purchaser, but include damages incurred or sustained by the Company or the Purchaser in the absence of third party claims. Payments by the Company or the Purchaser of amounts for which the Purchaser is indemnified hereunder shall not be a condition precedent to recovery.

         Notwithstanding the foregoing, there shall be no obligation on the part of the Shareholders to indemnify or hold Purchaser or the Company harmless except to the extent that the sum of all liabilities, losses or damages, together with the reasonable costs and expenses related thereto, for which the Purchaser and the Company seeks to be indemnified exceeds $50,000 (the "Shareholders' Basket"), in which event the Shareholders shall be responsible for all liabilities, losses, damages and expenses in excess of the first $50,000 thereof, and provided further that the Shareholders' Basket shall not be applicable to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.10, 2.12, 2.22,
2.25, 2.26, 2.27, 2.28 and 2.29.

         The parties acknowledge although the Shareholders are making the representations and warranties contained herein, the Company has operated independently and the Shareholders have no actual knowledge of the facts underlying the representations and warranties regarding the business and affairs of the Company. Consequently, in the absence of a demonstration of actual knowledge or intentional misconduct a breach of a representation or warranty shall give rise only to a claim for indemnification hereunder and not a claim for fraud. Further, in the event of a breach of a representation or warranty, Purchaser's recourse shall be limited to the securities issuable hereunder and, in the absence of fraud, the Shareholders shall not be liable for monetary damages hereunder.

         7.3 Purchaser Indemnification. The Purchaser shall indemnify, defend and hold the Shareholders harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from (i) the untruth, inaccuracy or breach of any of the representations or warranties of the Purchaser herein or
(ii) a breach of one or more of the covenants and or agreements set forth in this Agreement (any such event being hereinafter referred to collectively as an "Event of Purchaser NonCompliance"). Upon the occurrence of an Event of Purchaser Non-Compliance, the Shareholders may proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

         Notwithstanding the foregoing, there shall be no obligation on the part of the Purchaser to indemnify or hold the Shareholders harmless except to the extent that the sum of all liabilities, losses or damages, together with the reasonable costs and expenses related thereto, for which the Shareholders seek to be indemnified exceeds $50,000 (the "Purchaser's Basket"), in which event the Purchaser shall be responsible for all liabilities, losses, damages and expenses in

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excess of the first $50,000 thereof, and provided further that the Purchaser's basket shall apply only to Sections 3.5, 3.7, 3.8, 3.9 and 3.10.

         7.4 Indemnification Procedure. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice in writing in the manner provided under Section 8.4 hereof to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemni fying Party of its obligations under this Section 7 except to the extent the Indemnifying Party has been prejudiced by such failure. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         7.5 Purchaser's Non-Waiver. The rights or remedies of the Purchaser shall be cumulative and not exclusive of any right or remedy which the Purchaser would otherwise have and no failure or delay by the Purchaser in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         7.6 Shareholders' Non-Waiver. The rights or remedies of the Shareholders shall be cumulative and not exclusive of any right or remedy which the Shareholders would otherwise have and no failure or delay by the Purchaser in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude their other or further exercise or the exercise of any other power or right.


                                    SECTION 8

                                  Miscellaneous

         8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without reference to the conflict of laws provisions thereof.

         8.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.


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



         8.3 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Shareholders, the Company and the Purchaser.

         8.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, return receipt requested, or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:

          (a) if to the Purchaser, to the following address, or at such other address as the Purchaser shall have furnished to the Shareholders and to the Company in writing:

                           Paradigm Music Entertainment Company
                           67 Irving Place North
                           New York, New York 10003
                           Attn: Thomas McPartland

          (b) if to the Company to the following address, or at such other address as the Company shall have furnished to the Purchaser in writing,

                           SonicNet, Inc.
                           632 Broadway
                           New York, New York 10012
                           Attn: David Friedensohn

         with, in the case of the Purchaser and the Company, a copy to:

                           Bachner, Tally, Polevoy & Misher LLP
                           380 Madison Avenue
                           New York, New York 10017
                           Attn: Roger E. Berg, Esq.

          (c) If to the Shareholders, notice must be sent to each of the Shareholders at the following addresses, or at such other address as the Shareholders shall have furnished to the Purchaser in writing,

                  (i)      Prodigy Services Corporation
                           445 Hamilton Avenue
                           White Plains, New York 10061
                           Attn: General Counsel

                  (ii)     Sunshine Interactive Network, Inc.
                           740 Broadway
                           2nd Floor
                           New York, New York 10002

                           Attn: Chief Financial Officer

          (d)     with a copy, in the case of Prodigy, to:

                           Phillips Nizer Benjamin Krim & Ballon LLP
                           666 Fifth Avenue
                           New York, New York 10103
                           Attn: Vincent J. McGill, Esq.
                           Fax: (212) 262-5152

                  and in the case of Sunshine, to:

                           Rudolph & Beer
                           432 Park Avenue South
                           2nd Floor
                           New York, New York 10016
                           Attn: Jedidiah O. Alpert, Esq.

         8.5 Brokers' and Finders' Fees. Each party hereto (i) represents and warrants that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the other party harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm incurred in connection with the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) arising from any act by it or any of its employees or representatives.

         8.6 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         8.8 Publicity. None of the parties hereto shall make or issue, or cause to be made or issued, by the Company or otherwise, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other parties hereto. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         8.9 Assurances. From time to time after the date hereof, and without any further consideration, each of the parties shall execute, acknowledge and deliver all such additional assignments, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure any other party hereto and its successors and assigns all of the properties, rights, titles, interests, estates, remedies, powers and privileges by this Agreement granted to such party or intended so to be.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date above written.

                              PARADIGM MUSIC ENTERTAINMENT
                              COMPANY



                              By: _______________________________________
                                 Thomas McPartland, its President


                              PRODIGY SERVICES CORPORATION



                              By: _______________________________________
                                 Marc Jacobson, Vice President-
                                 General Counsel


                              SUNSHINE INTERACTIVE NETWORK, INC.



                              By: _______________________________________
                                  John Morisano, Chief Financial Officer


                              SONICNET, INC.



                              By: _______________________________________




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